Exhibit 4.13

CERTIFICATE # [ ]	NUMBER OF SUBSCRIPTION RIGHTS: [ ]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED              , 2020 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW SODALI, THE INFORMATION AGENT.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

(Incorporated under the laws of the State of Delaware)

TRANSFERRABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing transferable Subscription Rights, each to purchase Units of Infrastructure and Energy Alternatives, Inc.,

each Unit consisting of one share of Series B-3 Preferred Stock and 34.375 warrants

Subscription Price: $1,000.00 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON MARCH 2, 2020,

SUBJECT TO EXTENSION OR EARLIER TERMINATION.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Subscription Rights”) set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Right”) one Unit of Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), at a subscription price of $1,000 per Unit (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use Of Subscription Rights Certificates” accompanying this Subscription Rights Certificate. Each Unit consists of one share of Series B-3 Preferred Stock, par value of $0.0001, and 34.375 warrants. Each warrant will be exercisable for one share of our common stock, par value of $0.0001, at an exercise price of $0.0001.  If the Subscription Rights reflected by this Subscription Rights Certificate would not allow for you to subscribe for $50,000 of Units, (the “Minimum Subscription Requirement”) you will nevertheless be entitled to subscribe for $50,000 of Units (subject to reduction) (“Minimum Subscription Privilege”). If you exercise your Minimum Subscription Privilege or your Basic Subscription Rights in full, and any portion of the Units remain available under the Rights Offering, you will be entitled to an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration and ownership limitations. Each Subscription Right consists of a Basic Subscription Right, Minimum Subscription Privilege and an Over-Subscription Privilege.The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Unit. If the Company is unable to issue the subscriber the full amount of Units requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. This Subscription Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the Subscription Agent.

WITNESS the seal of Infrastructure and Energy Alternatives, Inc. and the signatures of its duly authorized officers.

Dated: [      ], 2020

Countersigned and Registered
JP Roehm, President, Chief Executive Officer and Director	By:
Continental Stock Transfer & Trust Company

Gil Melman, Vice President, General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

FOR DELIVERY BY HAND DELIVERY, FIRST CLASS MAIL OR COURIER SERVICE:

Continental Stock Transfer & Trust Company

1 State Street Plaza 30th Floor

New York, NY 10004

Attn: Corporate Actions — IEA Rights

DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

You have been allocated the number of Units shown on this Subscription Rights Certificate. To subscribe for Units pursuant to your Basic Subscription Right or Minimum Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below.

(a)  EXERCISE OF BASIC SUBSCRIPTION RIGHT AND OVERSUBSCRIPTION PRIVILEGE:

I subscribe for	Units x $1,000.00	= $
(Number of Units)	(exercise price)	(amount)*

* THE MINIMUM SUBSCRIPTION AMOUNT IS 50 UNITS, OR $50,000.00. TO THE EXTENT THAT EXERCISING YOUR BASIC RIGHTS IN FULL WOULD RESULT IN A SUBSCRIPTION FOR LESS THAN 50 UNITS, OR $50,000.00, YOU MUST EXERCISE YOUR MINIMUM SUBSCRIPTION PRIVILEGE TO PARTICIPATE IN THE RIGHTS OFFERING. DEPENDING UPON THE NUMBER OF OTHER SUBSCRIBERS YOU MAY BE REQUIRED TO PURCHASE ALL OF THE $50,000.00 MINIMUM SUBSCRIPTION AMOUNT, BUT MAY BE ALLOCATED LESS. PLEASE READ THE PROSPECTUS.

(b)  EXERCISE OF OVERSUBSCRIPTION PRIVILEGE:

If you have exercised your Minimum Subscription Privilege or your Basic Subscription Right in full and wish to subscribe for additional Units pursuant to your Oversubscription Privilege:

I subscribe for	Units x $1,000.00	= $
(Number of Units)	(exercise price)	(amount)

(c) Total Amount of Payment Enclosed (lines (a) plus (b)) = $                     (MUST BE A MINIMUM OF $50,000.00)

METHOD OF PAYMENT (CHECK ONE)

☐            Check, certified check, or U.S. Postal money order payable to “Continental Stock Transfer & Trust Company, as subscription agent for Infrastructure and Energy Alternatives, Inc.”

☐            Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at: JPMorgan Chase Bank; ABA # 021000021; Acct # 475- 480679; Reference: IEA Rights

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE	FORM 3-SIGNATURE	FORM 4-SIGNATURE GUARANTEE

To transfer your subscription rights to another person, complete this Form 2, sign under Form 3 and have your signature guaranteed under Form 4. For value received              of the Units represented by this Subscription Rights Certificate are assigned to (you must obtain a MEDALLION SIGNATURE GUARANTEE.):

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that I am not an “Excluded Stockholder” as defined in the Prospectus.

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

Issue payment to:

Name:	Signature(s):	By:
(Please Print)		(Signature of Officer)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO MORROW SODALI LLC, THE INFORMATION AGENT, TOLL-FREE AT (800) 662-5200.